UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2013

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51922	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148 Medellin, Columbia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 0115-304-2330

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On April 10, 2013, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary CanAm Gold Corp., a Nevada corporation, to effect a name change from Tao Minerals Ltd. to CanAm Gold Corp. CanAm Gold Corp. was formed solely for the change of name.

In addition to the name change, our board of directors approved to effect a one (1) new for three hundred (300) old reverse stock split of our authorized common shares, issued and outstanding shares of common stock. Upon effect of the forward stock split, our authorized common shares will be decreased from 1,000,000,000 to 3,333,333 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be decreased from 163,140,006 to 543,800, all with a par value of $0.001. Our preferred “A” shares will remain unchanged.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
JAMES SIKORA
President, Chief Financial Officer and Director

Date: April 10, 2013